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                                                                    Exhibit 32.1

                        NOBEL LEARNING COMMUNITIES, INC.

                           CERTIFICATIONS REQUIRED BY
            RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     In connection with the Annual Report of Nobel Learning Communities, Inc. (the "Company") on Form 10-K for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George H. Bernstein, Chief Executive Officer of the Company, certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George H. Bernstein
---------------------------
Name: George H. Bernstein
Chief Executive Officer

Date: October 13, 2003